EXHIBIT 23
                                                                      ----------



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in the Registration Statement of Allied First Bancorp, Inc. (formally known as Allied Pilots Association Federal Credit Union) on Form S-8 (Registration No. 333-87836) of our report dated August 1, 2002 on the consolidated financial statements of Allied First Bancorp, Inc., which report is included in the 2002 Annual Report on Form 10-KSB of Allied First Bancorp, Inc.



                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

Oak Brook, Illinois
September 24, 2002